UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2012.

FIXED INCOME TRUST FOR PRUDENTIAL FINANCIAL, INC. NOTES,
SERIES 2012-1
(Exact name of Issuing Entity as specified in its charter)

FIXED INCOME CLIENT SOLUTIONS LLC
(Exact name of Sponsor and Depositor as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

Fixed Income Client Solutions LLC 214 N. Tryon Street, Suite 2636 Charlotte, North Carolina 28202
(Address of Principal Executive Office)

(877) 421-7858
(Telephone Number, including area code)

333-171670-02 333-171670
(Commission File Numbers)

27-4404514
(I.R.S. Employer Identification No.)

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.  Other Events.

In connection with the issuance of the Class A-2013 Zero Coupon Certificates, Series 2012-1 (the “Class A-2013 Certificates”), Class A-2014 Zero Coupon Certificates, Series 2012-1 (the “Class A-2014 Certificates”), Class A-2015 Zero Coupon Certificates, Series 2012-1 (the “Class A-2015 Certificates”), Class A-2016 Zero Coupon Certificates, Series 2012-1 (the “Class A-2016 Certificates”), Class A-2017 Zero Coupon Certificates, Series 2012-1 (the “Class A-2017 Certificates”) and Class A-2037 Callable Step Up Certificates, Series 2012-1 (the “Class A-2037 Certificates” and, together with the Class A-2013 Certificates, the Class A-2014 Certificates, the Class A-2015 Certificates, the Class A-2016 Certificates and the Class A-2017 Certificates, the “Certificates”) by Fixed Income Trust for Prudential Financial, Inc. Notes, Series 2012-1 (the “Trust”), Chapman and Cutler LLP, counsel to Fixed Income Client Solutions LLC and the Trust, has delivered (i) an opinion to Fixed Income Client Solutions LLC, dated June 11, 2011, regarding the legality of the Certificates upon issuance and sale thereof on June 11, 2011; and (ii) an opinion to Fixed Income Client Solutions LLC, dated June 11, 2011, as to certain federal tax matters concerning the Certificates.  A copy of the opinion as to legality is filed as Exhibit 5.1, and a copy of the opinion as to certain tax matters is filed as Exhibit 8.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01(d).  Exhibits.

The following are filed as Exhibits to this Report:

Exhibit No.	Description
5.1	Opinion of Chapman and Cutler LLP, with respect to the legality of the Certificates.
8.1	Opinion of Chapman and Cutler LLP, with respect to certain federal income tax matters concerning the Certificates.
23.1	Consents of Chapman and Cutler LLP (included in its opinions filed as Exhibits 5.1 and 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIXED INCOME CLIENT SOLUTIONS LLC,
as Depositor

By: /s/ James Whang
Name: James Whang
Title: Treasurer

June 18, 2012

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Chapman and Cutler LLP, with respect to the legality of the Certificates.
8.1	Opinion of Chapman and Cutler LLP, with respect to certain federal income tax matters concerning the Certificates.
23.1	Consents of Chapman and Cutler LLP (included in its opinions filed as Exhibits 5.1 and 8.1)